As filed with the Securities and Exchange Commission on September 30, 2010

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAIC, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-3562868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1710 SAIC DRIVE

MCLEAN, VIRGINIA 22102

(Address of Principal Executive Offices) (Zip Code)

Science Applications International Corporation Stock Compensation Plan

Science Applications International Corporation Management Stock Compensation Plan

Science Applications International Corporation Key Executive Stock Deferral Plan

(Full title of the plan)

VINCENT A. MAFFEO, ESQ.

Executive Vice President and General Counsel

SAIC, Inc.

1710 SAIC Drive

McLean, Virginia 22102

(703) 676-4300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common stock, par value $0.0001 per share	8,000,000 shares	$15.80	$126,400,000	$9012.32

(1)	This Registration Statement registers an aggregate of 8,000,000 shares of common stock of Registrant, of which 2,000,000 shares are issuable under the Science Applications International Corporation Stock Compensation Plan; 1,000,000 shares under the Science Applications International Corporation Management Stock Compensation Plan; and 5,000,000 shares under the Science Applications International Corporation Key Executive Stock Deferral Plan; (collectively the “Plans”).
(2)	This Registration Statement also covers, pursuant to Rule 416(a) under the Securities Act of 1933, any additional shares of common stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction in accordance with the adjustment provisions of the Plans.
(3)	The registration fee for the common stock has been determined, in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on September 28, 2010.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is filed by SAIC, Inc. (the “Registrant”) to register an aggregate of 8,000,000 shares of common stock of Registrant (the “Stock”) for issuance pursuant to the Science Applications International Corporation Stock Compensation Plan; the Science Applications International Corporation Management Stock Compensation Plan; and the Science Applications International Corporation Key Executive Stock Deferral Plan (collectively the “Plans”). This Registration Statement registers shares of common stock which are in addition to those previously registered on Form S-8 (File No. 333-138095) filed with the Securities and Exchange Commission (the “Commission”) on October 19, 2006, as amended by Post-Effective Amendment No. 1 to Form S-8 filed with the Commission on October 12, 2007 (the “Original Registration Statement”). Pursuant to General Instruction E to Form S-8, the Registrant incorporates herein by reference the contents of such previously filed Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by SAIC, Inc. are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended January 31, 2010, filed with the Commission on March 31, 2010;

(b)	Quarterly Report on Form 10-Q for the quarter ended April 30, 2010, filed with the Commission on June 4, 2010;

(c)	Quarterly Report on Form 10-Q for the quarter ended July 31, 2010, filed with the Commission on September 3, 2010;

(d)	Current Reports on Form 8-K filed with the Commission on February 19, 2010, March 30, 2010, May 19, 2010, June 3, 2010, June 23, 2010, September 1, 2010 and September 22, 2010; and

(d)	Description of the common stock, par value $.0001 per share contained in Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-128021), which was filed with the Commission on October 2, 2006.

All documents filed by us with the Commission (other than, in each case, documents deemed to have been furnished and not filed in accordance with Commission rules) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of the shares of common stock offered hereby has been passed upon for us by Vincent A. Maffeo, Executive Vice President and General Counsel of the Registrant. As of September 27, 2010, Mr. Maffeo had the right to acquire 124,633 shares of common stock pursuant to previously granted stock options.

Item 8.	Exhibits

Exhibit No.	Description of Exhibit

5.1*	Opinion of Vincent A. Maffeo, Esq.

23.1	Consent of Vincent A. Maffeo, Esq. (contained in Exhibit 5.1 hereto).

23.2*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on September 29, 2010.

SAIC, INC.

By	/s/ Walter P. Havenstein Walter P. Havenstein Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Vincent A. Maffeo and Mark W. Sopp power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Walter P. Havenstein Walter P. Havenstein	Chief Executive Officer (Principal Executive Officer)	September 29, 2010

/s/ Mark W. Sopp Mark W. Sopp	Chief Financial Officer (Principal Financial Officer)	September 29, 2010

/s/ John R. Hartley John R. Hartley	Controller (Principal Accounting Officer)	September 29, 2010

/s/ A. Thomas Young A. Thomas Young	Chairman of the Board	September 29, 2010

/s/ France A. Córdova France A. Córdova	Director	September 29, 2010

/s/ Jere A. Drummond Jere A. Drummond	Director	September 29, 2010

/s/ Thomas F. Frist III Thomas F. Frist III	Director	September 29, 2010

/s/ John J. Hamre John J. Hamre	Director	September 29, 2010

Signature	Title	Date

/s/ Miriam E. John Miriam E. John	Director	September 29, 2010

/s/ Anita K. Jones Anita K. Jones	Director	September 29, 2010

/s/ John P. Jumper John P. Jumper	Director	September 29, 2010

/s/ Harry M. Jansen Kraemer, Jr. Harry M. Jansen Kraemer, Jr.	Director	September 29, 2010

Lawrence C. Nussdorf	Director

/s/ Edward J. Sanderson, Jr. Edward J. Sanderson, Jr.	Director	September 29, 2010

/s/ Louis A. Simpson Louis A. Simpson	Director	September 29, 2010